UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2006

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification No.)
EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
Registrant’s telephone number, including area code: (312) 466-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On November 19, 2006, Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and EOP Operating Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blackhawk Parent LLC, a Delaware limited liability company (“Parent”), Blackhawk Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Parent (“MergerCo”) and Blackhawk Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“Merger Partnership”). Parent, MergerCo and Merger Partnership (collectively, the “Buyer Parties”) are affiliates of Blackstone Real Estate Partners, an affiliate of The Blackstone Group (“Blackstone”). The Merger Agreement and the transactions contemplated thereby were approved unanimously by the Company’s Board of Trustees.
     Pursuant to the Merger Agreement, at closing (i) the Company will merge with and into MergerCo (the “Company Merger”), with MergerCo continuing as the surviving entity (the “Surviving Entity”), and (ii) the Merger Partnership will merge with and into the Operating Partnership (the “Surviving Partnership”), with the Operating Partnership continuing as the surviving partnership and an indirect subsidiary of Parent (the “Partnership Merger,” and together with the Company Merger, the “Mergers”).
     Under the terms of the Merger Agreement, at the effective time of the Company Merger, each common share of beneficial interest of the Company issued and outstanding immediately prior to the effective time of the Company Merger will be automatically converted into the right to receive $48.50 in cash, without interest (the “Per Share Cash Merger Consideration”). The Company will be permitted to pay its regular quarterly dividend payable with respect to the fourth quarter of 2006 (currently expected to be a dividend of $0.33 per share), but thereafter will not be permitted to pay dividends to holders of common shares.
     In addition, each of the 5.25% Series B Convertible, Cumulative Preferred Shares and 7.75% Series G Cumulative Redeemable Preferred Shares of the Company issued and outstanding immediately prior to the effective time of the Company Merger will be automatically converted into the right to receive one of the 5.25% Series B Convertible, Cumulative Preferred Shares and one of the 7.75% Series G Cumulative Redeemable Preferred Shares of MergerCo, respectively. The MergerCo preferred shares will have substantially similar rights and preferences as the Company preferred shares.
     As promptly as practicable after the completion of the Company Merger, the Surviving Entity will liquidate into Parent. In the liquidation, each holder of the 5.25% Series B Convertible, Cumulative Preferred Shares will receive $50.00 per share in cash plus any then accumulated but unpaid dividends, and each holder of the 7.75% Series G Cumulative Redeemable Preferred Shares will receive $25.00 per share in cash plus any then accumulated but unpaid dividends.

     At the effective time of the Partnership Merger, the Class A Units of limited partnership interest held by limited partners of the Operating Partnership issued and outstanding immediately prior to the effective time of the Partnership Merger will be automatically converted into the right to receive the Per Share Cash Merger Consideration; provided, however, in lieu of receiving the Per Share Cash Merger Consideration, qualifying holders can elect to receive one newly issued 6% Class H Preferred Unit of the Surviving Partnership for each Class A Unit.
     The Company, the Operating Partnership and the Buyer Parties have made various representations, warranties and covenants in the Merger Agreement. Among other things, the Company is subject to restrictions on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. Subject to the terms of the Merger Agreement, the Company may, however, provide information and participate in discussions with respect to any third party proposal which the Board of Trustees determines in good faith after consultation with advisors is reasonably likely to result in a “Superior Proposal” as defined in the Merger Agreement.
     The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Trustees approves, and authorizes the Company to enter into, a definitive agreement that it has determined in good faith constitutes a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with that termination, the Company must pay an aggregate fee of $200 million to Parent. In certain other circumstances, the Merger Agreement provides for the Company to pay to Parent an aggregate fee of $200 million upon termination of the Merger Agreement, and under certain circumstances, to reimburse Parent for an amount not to exceed $7.5 million for reasonable transaction expenses incurred by Parent and MergerCo.
     The Mergers are subject to customary closing conditions including, among other things, the approval of the Company Merger by the affirmative vote of holders of a majority of the outstanding common shares of the Company. The closing of the Mergers are not subject to a financing condition. Blackstone Real Estate Partners V L.P., an affiliate of Blackstone, will guarantee the payment obligations of the Buyer Parties under the Merger Agreement in the amount up to $1.5 billion.
     In connection with the Mergers, the Company and the Operating Partnership will use their commercially reasonable efforts to commence tender offers and consent solicitations with respect to unsecured non-exchangeable senior notes of the Operating Partnership except for certain series of senior notes which the Company and the Operating Partnership have agreed to redeem. Details with respect to the tender offers and consent solicitations will be set forth in tender offer documents relating to such transactions.
     The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.
     On November 19, 2006, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements based on current Company management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of entering into the Merger Agreement; (3) the inability to complete the Mergers due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Mergers, including the receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable; (4) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transaction; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention; (6) the ability to recognize the benefits of the Mergers; (7) the amount of the costs, fees, expenses and charges related to the Mergers and the actual terms of certain financings that will need to be obtained for the Mergers; and (8) the impact of the substantial indebtedness that will need to be incurred to finance the consummation of the Mergers; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s and the Operating Partnership’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond the Company’s ability to control or predict. Neither the Company nor the Operating Partnership undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Statements
In connection with this proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s shareholders. In addition, shareholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (312) 466-3300.
The Company’s trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed transaction. Information about the Company and its trustees and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of the Company, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of November 19, 2006, by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Blackhawk Parent LLC, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P.

99.1	Press Release, dated November 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: November 20, 2006	By:	/s/ Richard D. Kincaid
Richard D. Kincaid
President and Chief Executive Officer

EOP OPERATING PARTNERSHIP
	By:	EQUITY OFFICE PROPERTIES TRUST,
its general partner

Date: November 20, 2006	By:	/s/ Richard D. Kincaid
Richard D. Kincaid
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of November 19, 2006, by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Blackhawk Parent LLC, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P.

99.1	Press Release, dated November 19, 2006